As filed with the Securities and Exchange Commission on May 20, 2019
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0168604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3100 MAIN STREET, SUITE 900 HOUSTON, TEXAS	77002
(Address of Principal Executive Offices)	(Zip Code)

PROS HOLDINGS, INC. 2017 EQUITY INCENTIVE PLAN
(Full title of the plan)

ANDRES REINER CHIEF EXECUTIVE OFFICER AND PRESIDENT PROS HOLDINGS, INC. 3100 MAIN STREET, SUITE 900 HOUSTON, TEXAS 77002
(Name and address of agent for service)
(713) 335-5151
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.: (Check one)

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.001 par value
2017 Equity Incentive Plan	2,050,000	$51.51	$105,595,500	$12,798.17
TOTAL	2,050,000	$51.51	$105,595,500	$12,798.17
(1)    Calculated solely for purposes of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low selling price per share of Registrant’s Common Stock as reported by the New York Stock Exchange on May 13, 2019.

EXPLANATORY NOTE

This Registration Statement is filed by PROS Holdings (“Registrant”) to register additional securities issuable pursuant to the 2017 Stock Option and Incentive Plan, as amended and restated (the “Plan”), and consists of only those items required by General Instruction E to Form S-8. This Registration Statement on Form S-8 registers 2,050,000 additional shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant reserved for issuance under the Plan, which shares are in addition to 2,500,000 shares of Common Stock previously registered pursuant to Registration Statement on Form S-8 filed with the Commission on July 7, 2017. The contents of the Registration Statement on Form S-8 filed with the Commission on July 7, 2017 are hereby incorporated by reference pursuant to General Instruction E to Form S-8. The additional 2,050,000 shares being registered pursuant to this Registration Statement were approved at the Annual Meeting of Stockholders of the Registrant held on May 7, 2019. After giving effect to this Registration Statement, an aggregate of 4,550,000 shares of Common Stock have been registered for issuance pursuant to the Plan.

PART I
Information Required in the Section 10(a) Prospectus
The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the Introductory Note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II
Information Required in the Registration Statement
Item 8.    Exhibits

Number	Exhibit
4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-141884), declared effective by the Securities and Exchange Commission on June 27, 2007, as amended).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on August 21, 2013).
4.3
Specimen certificate for shares of common stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-141884), declared effective by the Securities and Exchange Commission on June 27, 2007, as amended).

4.4	Registration Statement No. 001-33554 on Form 8-A filed with the Securities and Exchange Commission on June 21, 2007, incorporated herein by reference pursuant to Item 3(c).
4.5	Amended and Restated 2017 Equity Incentive Plan (filed as Appendix A to the Registrant's Proxy Statement filed with the Securities and Exchange Commission on March 25, 2019).
5.1*	Opinion and Consent of DLA Piper LLP (US).
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of DLA Piper LLP (US) is contained in Exhibit 5.1.
24.1*	Power of Attorney.
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on this 20th day of May, 2019.

PROS HOLDINGS, INC.
By:	/s/ Damian W. Olthoff
Damian W. Olthoff
General Counsel

EXHIBIT INDEX

Number
4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-141884), declared effective by the Securities and Exchange Commission on June 27, 2007, as amended).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on August 21, 2013).
4.3
Specimen certificate for shares of common stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-141884), declared effective by the Securities and Exchange Commission on June 27, 2007, as amended).

4.4	Registration Statement No. 001-33554 on Form 8-A filed with the Securities and Exchange Commission on June 21, 2007, incorporated herein by reference pursuant to Item 3(c).
4.5	Amended and Restated 2017 Equity Incentive Plan (filed as Appendix A to the Registrant's Proxy Statement filed with the Securities and Exchange Commission on March 25, 2019).
5.1*	Opinion and consent of DLA Piper LLP (US).
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of DLA Piper LLP (US) is contained in Exhibit 5.1.
24.1*	Power of Attorney.

* Filed herewith